EXTENSION AND MODIFICATION AGREEMENT

($10,000,000 Promissory Note)

This Extension and Modification Agreement (the “Extension Agreement”) is made, executed and delivered as of May 12, 2006 by Fonix Corporation, a Delaware corporation (“Borrower”), in favor of McCormack Avenue, Ltd., a British Virgin Islands corporation (“Lender”).

RECITALS

A.      On or about February 24, 2004, Borrower executed and delivered to Lender a Secured Promissory Note (the “Note”) in the original principal amount of $10,000,000;

B.      In connection with the execution and delivery of the Note, Borrower caused to be delivered to Lender the following collateral security: (i) a Collateral Pledge Agreement (the “Pledge Agreement”) dated February 24, 2004 executed by Borrower and its wholly owned subsidiaries, LTEL Acquisition Corporation, a Delaware corporation (“Acquisition”), and LTEL Holding Corporation, a Delaware corporation (“Holdings”), in favor of Lender, whereby Borrower, Acquisition and Holdings granted to Lender a continuing lien and security interest in the shares of capital stock of Acquisition, Holdings, LecStar Telecom, Inc., a Georgia corporation (“Telecom”) and LecStar DataNet, Inc., a Georgia corporation (“DataNet”), and (ii) a Security Agreement (the “2004 Security Agreement”) dated February 24, 2004 executed by Borrower and Acquisition in favor of Lender, whereby Borrower and Acquisition granted Lender a continuing lien and security interest in all of the assets of Acquisition;

C.      Borrower has not made the payments to Lender under the terms of the Note due on January 15, 2006 and April 15, 2006; and

D.      Borrower desires to execute and deliver this Extension Agreement in favor of Lender in order to extend the terms of repayment of the Note and to provide Lender with additional collateral security for the Note, as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1.          Borrower and Lender hereby agree that the payments due on January 15, 2006 and April 15, 2006 shall be due and payable on June 15, 2006. With respect to such payments, Section 2(i) of the Note is modified to read as follows;

“(i)  any default by the Company in the payment of principal or interest payable in respect of this Note, which default continues for a period of fifteen (15) calendar days after the due date for such payment;”

2.      Borrower hereby agrees to execute and deliver to Lender the Security Agreement attached hereto as Exhibit A, whereby Telecom, DataNet and Gerogia Telecom Ventures, LLC, a Delaware limited liability company (“Ventures”), shall grant Lender a continuing lien and security interest in all of the assets of Telecom, Ventures and DataNet.

3.      Borrower hereby agrees that this Extension Agreement is executed merely to memorialize an extension of the payments due under the Note on January 15, 2006 and April 15, 2006 and to provide Lender with additional collateral security for the Note and does not constitute or in any way operate as a release, discharge, satisfaction, payment, or cancellation of said indebtedness or any part thereof. Except as expressly set forth in paragraphs 1 and 2 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the Note, the Pledge Agreement, the 2004 Security Agreement or any other documents or agreements made and executed by Borrower, Acquisition or Holding in connection therewith (the “Loan Documents”) nor impair the validity or security thereof or any rights or powers which Lender now or hereafter may have under or by virtue thereof for recovery of the obligation evidenced by the Note or other obligations evidenced by the Loan Documents in case of any default or non-fulfillment of the terms of the Loan Documents or otherwise.

4.      Borrower hereby specifically ratifies and consents to each and every term of the Loan Documents.

5.      Unless expressly defined herein, any defined term used herein shall have the meaning established and set forth therefore in the Note.

DATED the day and year first written above.

Fonix Corportaion,
a Delaware corporation

By: _____________________________________
Its: _____________________________________

McCormack Avenue, LTD.,
a British Virgin Islands corporation

By: _____________________________________
Its: _____________________________________